Exhibit 10.90

May 16, 2008

Mr. James Reagan

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Dear Jim:

Reference is made to (i) the Shareholders’ Agreement, dated as of April 22, 2005 (as it may be amended from time to time, the “Shareholders’ Agreement”), by and among Deltek, Inc., a Delaware corporation (formerly Deltek Systems, Inc., a Virginia corporation) (the “Company”), the shareholders of the Company listed on the signature pages thereto and, with respect to Sections 3.3 and 3.4 thereof, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”) and (ii) the Joinder Agreement dated as of December 15, 2005 (the “Joinder Agreement”) by and among you, the Company and the NMP Entities, pursuant to which you became a party to the Shareholders’ Agreement.

This letter is to confirm our agreement as follows:

1. Effective November 16, 2008, and conditioned upon your (i) entering into the separation agreement and release letter (the “Separation and Release”) attached as Attachment A and the Waiver and Release of Claims (the “Waiver and Release”) attached as Attachment B and (ii) re-executing the Waiver and Release on your last day of employment with the Company, as provided in the Separation and Release, and not revoking the Separation and Release or the Waiver and Release, the Company and the NMP Entities each hereby waives any further compliance by you with, and agrees that you shall have no further obligations to any of them under, Sections 3.1, 3.3, 3.4, 3.5 and 3.6 of the Shareholders’ Agreement from and after November 16, 2008.

2. In consideration of the foregoing, you hereby waive any further compliance by the Company and the NMP Entities with, and agree that the Company and the NMP Entities shall have no further obligations to you under, Sections 3.1, 3.3, 3.4, 3.5 and 3.6 of the Shareholders’ Agreement from and after November 16, 2008.

3. In all other respects, the Shareholders’ Agreement and the Joinder Agreement shall remain in full force and effect in accordance with their respective terms.

If the foregoing corresponds to your understanding of our agreement, please sign this letter and the enclosed copy in the space provided and return one copy to us.

Very truly yours,

DELTEK, INC.

By:	/s/ Kevin T. Parker
Name:	Kevin Parker
Title:	President and Chief Executive Officer

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE FIRST WRITTEN ABOVE

/s/ James Reagan
James Reagan